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                                                                    EXHIBIT 5.1


                              DOEPKEN KEEVICAN & WEISS
                                58th Floor, USX Tower
                                  600 Grant Street
                           Pittsburgh, Pennsylvania 15219




                                  February 18, 1998




COMFORCE Corporation
2001 Marcus Avenue
Lake Success, NY  11042

     RE:  COMFORCE Corporation
          Registration on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 254,500 shares of the Company's common stock (the "Common Stock") issuable upon the exercise of certain options ("Options") awarded under The COMFORCE Corporation Long-Term Stock Investment Plan (the "Plan") pursuant to the Securities Act of 1933, as amended (the "Act"), for sale by certain selling stockholders.

     In connection with the registration, we have examined the following:

     (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-8 (the "Registration Statement"), relating to the Common Stock, as filed with the SEC;

     (c)  The Plan; and

     (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

     The opinions hereinafter expressed are subject to the following qualifications and assumptions:

     (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

     (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware.


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     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Delaware and the United States of America are concerned, it is our opinion that the 254,500 shares of Common Stock to be issued upon the exercise of the Options awarded under the Plan have been duly authorized and, will, when issued upon the exercise of the Options, be legally issued, fully paid and non-assessable.


                         Very truly yours,

                         /s/ Doepken Keevican & Weiss

                         DOEPKEN KEEVICAN & WEISS
                         PROFESSIONAL CORPORATION